Filed pursuant to Rule 433
                                                         File No.: 333-136045-01

Subject: CMBS New Issue-$4.2b GSMS 06-GG8 *Pxing Levels-Public*(ext) [T-Mail]

GG8 - $4.2B New Issue CMBS - New Issue Announcement (external)
Joint-Lead Bookrunning Managers: RBS Greenwich Capital, Goldman Sachs Co-Managers: BOA / CS / MS / Wach

Class  Size($mm) Ftch/Mdy  C/S     WAL   Mod Dur  Apx $Px  Window
Px Lvl
 A1      69.950  AAA/Aaa  30.000%  2.86   2.59    n/a     11/06-07/11
n/a
 A2     940.740  AAA/Aaa  30.000%  4.82   4.13    100-16  07/11-10/11
S+17
 A3      52.875  AAA/Aaa  30.000%  6.94   5.62    100-16  10/13-10/13
S+23
 AAB    111.500  AAA/Aaa  30.000%  7.23   5.79    100-16  10/11-11/15
S+22
 A4   1,598.772  AAA/Aaa  30.000%  9.73   7.33    100-16  11/15-09/16
S+22
 A1A    196.179  AAA/Aaa  30.000%  8.86   6.77    100-16  11/06-09/16
n/a
 AM     424.288  AAA/Aaa  20.000%  9.86   7.40    100-16  09/16-09/16
S+25
 AJ     302.305  AAA/Aaa  12.875%  9.91   7.42    100-16  09/16-10/16
S+28
 B       26.518  AA+/Aa1  12.250%  9.94   7.42    100-16  10/16-10/16
S+32
 C       53.036  AA/Aa2   11.000%  9.94   7.42    100-16  10/16-10/16
S+33
 D       37.125  AA-/Aa3  10.125%  9.94   7.40    100-16  10/16-10/16
S+36
 E       37.125   A+/A1    9.250%  9.94   7.39    100-16  10/16-10/16
S+40
 F       42.429    A/A2    8.250%  9.94   7.38    100-16  10/16-10/16
S+43

Collateral:
- 161 loans / 179 properties
- Top 10 loans: 37.2%
- 8.8% Investment Grade Shadow Rated Loans

Property Types:
- Office 52.4%, Retail 31.3%, Hospitality 5.5%, Industrial 5.3%,
Multifamily 4.6%

Geography:
- CA: 14.6%, NY: 13.1%, IL: 8.1%, FL <<GG8_Term.pdf>> :


Expected Timing:
TS & Red     - Available
Launch/Price - October 17
Settlement   - October 30th


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

******************************* Important Notice *******************************

This e-mail may contain information that is confidential, privileged or otherwise protected from disclosure. If you are not an intended recipient of this e-mail, do not duplicate or redistribute it by any means. Please delete it and any attachments and notify the sender that you have received it in error. Unintended recipients are prohibited from taking action on the basis of information in this e-mail.

E-mail messages may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. If you are not comfortable with the risks associated with e-mail messages, you may decide not to use e-mail to communicate with Goldman Sachs.

Goldman Sachs reserves the right, to the extent and under circumstances permitted by applicable law, to retain, monitor and intercept e-mail messages to and from its systems.

********************************************************************************

Subject: CMBS New Issue-$4.2b GSMS 06-GG8 *Launch-Publics*(external) [T-Mail]

GG8 - $4.2B New Issue CMBS - New Issue Announcement (external)
Joint-Lead Bookrunning Managers: RBS Greenwich Capital, Goldman Sachs Co-Managers: BOA / CS / MS / Wach

Class  Size($mm) Ftch/Mdy  C/S     WAL    Window       Launch Level
 A1      69.950  AAA/Aaa  30.000%  2.86   11/06-07/11    n/a
 A2     940.740  AAA/Aaa  30.000%  4.82   07/11-10/11    S+17
 A3      52.875  AAA/Aaa  30.000%  6.94   10/13-10/13    S+23
 AAB    111.500  AAA/Aaa  30.000%  7.23   10/11-11/15    S+22
 A4   1,598.772  AAA/Aaa  30.000%  9.73   11/15-09/16    S+22
 A1A    196.179  AAA/Aaa  30.000%  8.86   11/06-09/16    n/a
 AM     424.288  AAA/Aaa  20.000%  9.86   09/16-09/16    S+25
 AJ     302.305  AAA/Aaa  12.875%  9.91   09/16-10/16    S+28
 B       26.518  AA+/Aa1  12.250%  9.94   10/16-10/16    S+32
 C       53.036  AA/Aa2   11.000%  9.94   10/16-10/16    S+33
 D       37.125  AA-/Aa3  10.125%  9.94   10/16-10/16    S+36
 E       37.125   A+/A1    9.250%  9.94   10/16-10/16    S+40
 F       42.429    A/A2    8.250%  9.94   10/16-10/16    S+43

Collateral:
- 161 loans / 179 properties
- Top 10 loans: 37.2%
- 8.8% Investment Grade Shadow Rated Loans

Property Types:
- Office 52.4%, Retail 31.3%, Hospitality 5.5%, Industrial 5.3%,
Multifamily 4.6%

Geography:
- CA: 14.6%, NY: 13.1%, IL: 8.1%, FL <<GG8_Term.pdf>> :


Expected Timing:
TS & Red     - Available
Launch/Price - October 17
Settlement   - October 30th


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

--------------------------------------------------------------------------------
This material is for your information only. Certain transactions mentioned herein may give rise to substantial risk and may not be suitable for all investors. GCM may have positions in, buy or sell (on principal or agency basis) or make a market in the securities mentioned herein or securities, options or futures related thereto. Prices are based on currently available information and are subject to change. They are not offers to buy or sell and cannot be relied upon as a representation that a transaction can be affected with this or any other firm at such prices. Material is based on information we consider reliable, but we do not represent that it is accurate or complete.

******************************** Important Notice ******************************
This e-mail may contain information that is confidential, privileged or otherwise protected from disclosure. If you are not an intended recipient of this e-mail, do not duplicate or redistribute it by any means. Please delete it and any attachments and notify the sender that you have received it in error. Unintended recipients are prohibited from taking action on the basis of information in this e-mail.

E-mail messages may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. If you are not comfortable with the risks associated with e-mail messages, you may decide not to use e-mail to communicate with Goldman Sachs.

Goldman Sachs reserves the right, to the extent and under circumstances permitted by applicable law, to retain, monitor and intercept e-mail messages to and from its systems.
********************************************************************************

Subject: CMBS New Issue- $4.2b GSMS 06-GG8 *Publics*Revised Cap Str* (external) [T-Mail]

*Cap Structure below revised to exclude Branson Landing loan*



GG8 - $4.2B New Issue CMBS - New Issue Announcement (external)
Joint-Lead Bookrunning Managers: RBS Greenwich Capital, Goldman Sachs Co-Managers: BOA / CS / MS / Wach

Class  Size($mm) Ftch/Mdy  C/S     WAL      Window      Px Guidance
 A1      69.950  AAA/Aaa  30.000%  2.86   11/06-07/11    n/a
 A2     940.740  AAA/Aaa  30.000%  4.82   07/11-10/11    S+16a
 A3      52.875  AAA/Aaa  30.000%  6.94   10/13-10/13    S+23a
 AAB    111.500  AAA/Aaa  30.000%  7.23   10/11-11/15    S+22a
 A4   1,598.772  AAA/Aaa  30.000%  9.73   11/15-09/16    S+23a
 A1A    196.179  AAA/Aaa  30.000%  8.86   11/06-09/16    n/a
 AM     424.288  AAA/Aaa  20.000%  9.86   09/16-09/16    S+26a
 AJ     302.305  AAA/Aaa  12.875%  9.91   09/16-10/16    S+29a
 B       26.518  AA+/Aa1  12.250%  9.94   10/16-10/16    S+31a
 C       53.036  AA/Aa2   11.000%  9.94   10/16-10/16    S+33a
 D       37.125  AA-/Aa3  10.125%  9.94   10/16-10/16    S+36a
 E       37.125   A+/A1    9.250%  9.94   10/16-10/16    S+40a
 F       42.429    A/A2    8.250%  9.94   10/16-10/16    S+43a

Collateral:
- 161 loans / 179 properties
- Top 10 loans: 37.2%
- 8.8% Investment Grade Shadow Rated Loans

Property Types:
- Office 52.4%, Retail 31.3%, Hospitality 5.5%, Industrial 5.3%,
Multifamily 4.6%

Geography:
- CA: 14.6%, NY: 13.1%, IL: 8.1%, FL <<GG8_Term.pdf>> :


Expected Timing:
TS & Red     - Available
Launch/Price - Expected Tuesday October 17
Settlement   - October 30th


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

--------------------------------------------------------------------------------
This material is for your information only. Certain transactions mentioned herein may give rise to substantial risk and may not be suitable for all investors. GCM may have positions in, buy or sell (on principal or agency basis) or make a market in the securities mentioned herein or securities, options or futures related thereto. Prices are based on currently available information and are subject to change. They are not offers to buy or sell and cannot be relied upon as a representation that a transaction can be affected with this or any other firm at such prices. Material is based on information we consider reliable, but we do not represent that it is accurate or complete.

******************************** Important Notice ******************************
This e-mail may contain information that is confidential, privileged or otherwise protected from disclosure. If you are not an intended recipient of this e-mail, do not duplicate or redistribute it by any means. Please delete it and any attachments and notify the sender that you have received it in error. Unintended recipients are prohibited from taking action on the basis of information in this e-mail.

E-mail messages may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. If you are not comfortable with the risks associated with e-mail messages, you may decide not to use e-mail to communicate with Goldman Sachs.

Goldman Sachs reserves the right, to the extent and under circumstances permitted by applicable law, to retain, monitor and intercept e-mail messages to and from its systems.
********************************************************************************

Subject: CMBS New Issue-$4.2b GSMS 06-GG8 *Full Pricing-Publics*(ext)

GG8 - $4.2B New Issue CMBS - Final Pricing (external)
Joint-Lead Bookrunning Managers: RBS Greenwich Capital, Goldman Sachs Co-Managers: BOA / CS / MS / Wach

Class  Size($mm) Ftch/Mdy  C/S    WAL   Cpn    $Price    Yield  Px Lv
 A1      69.950  AAA/Aaa  30.000% 2.86  4.061  n/a       n/a    n/a
 A2     940.740  AAA/Aaa  30.000% 4.82  5.479  100.4970  5.389  S+17
 A3      52.875  AAA/Aaa  30.000% 6.94  5.542  100.4958  5.494  S+23
 AAB    111.500  AAA/Aaa  30.000% 7.23  5.535  100.4995  5.489  S+22
 A4   1,598.772  AAA/Aaa  30.000% 9.73  5.560  100.5000  5.538  S+22
 A1A    196.179  AAA/Aaa  30.000% 8.86  5.547  n/a       n/a    n/a
 AM     424.288  AAA/Aaa  20.000% 9.86  5.591  100.4936  5.571  S+25
 AJ     302.305  AAA/Aaa  12.875% 9.91  5.622  100.4980  5.602  S+28
 B       26.518  AA+/Aa1  12.250% 9.94  5.662  100.4987  5.643  S+32
 C       53.036  AA/Aa2   11.000% 9.94  5.672  100.4999  5.653  S+33
 D       37.125  AA-/Aa3  10.125% 9.94  5.701  100.4960  5.683  S+36
 E       37.125   A+/A1    9.250% 9.94  5.740  100.4933  5.723  S+40
 F       42.429    A/A2    8.250% 9.94  5.770  100.4970  5.753  S+43

Collateral:
- 160 loans / 178 properties
- Top 10 loans: 38.0%
- 8.9% Investment Grade Shadow Rated Loans

Property Types:
- Office 53.5%, Retail 29.8%, Hospitality 5.6%, Industrial 5.4%,
Multifamily 4.7%

Geography:
- CA: 14.9%, NY: 13.4%, IL: 8.3%, FL: 7.8%

Settlement - October 30th
First Distribution Date - November 10th

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

******************************** Important Notice ******************************
This e-mail may contain information that is confidential, privileged or
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